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                                                                    EXHIBIT 99.1

PROGRESS SOFTWARE CORPORATION TO ACQUIRE DATADIRECT TECHNOLOGIES;
STANDARDS-BASED DATA ACCESS BUSINESS TO ENHANCE PSC REVENUE, GROWTH

BEDFORD, Mass. & ROCKVILLE, Md.--(BUSINESS WIRE)--Dec. 5, 2003--Progress Software Corporation (Nasdaq: PRGS), a supplier of leading technology to develop, deploy, integrate, and manage business applications, has agreed to acquire substantially all the assets and certain subsidiaries of DataDirect Technologies Limited, a privately-held company specializing in standards-based data access components for software developers. The purchase price, net of cash and subject to certain balance sheet adjustments as of closing, is approximately $88 million in cash. The new business is expected to be immediately cash flow positive, dilutive to earnings in the first year, and accretive thereafter. Excluding amortization of purchased intangibles and one-time acquisition-related charges, the acquisition is expected to be immediately accretive.

"Progress Software Corporation is committed to leadership in all the markets it serves," said Joseph Alsop, CEO of Progress Software. "DataDirect adds another profitable market leader that is complementary to our existing lines of business. It also reinforces our technology leadership, which is the backbone of our success."

DataDirect Technologies is the #1 vendor of software components for data connectivity across disparate databases and platforms via ODBC, JDBC, and other industry standards. DataDirect's drivers simplify application development and support by delivering consistent data access across multiple platforms and databases, including Oracle, IBM DB2, Microsoft SQL-Server, Sybase, and Progress. DataDirect's products are embedded in the products of over 250 top software companies and the applications of thousands of large enterprises, including 96 of the Fortune 100.

DataDirect recently expanded its product line to include 100% managed ADO.NET providers and is already the leading supplier in this emerging market. In addition, DataDirect Connect for SQL/XML gives Java developers a consistent, standards-based approach to easily exchange data between XML and relational formats across all major databases. With DataDirect Connect for SQL/XML, developers can use SQL queries to create XML documents from relational data or consume XML documents and update relational data.

"DataDirect's core strength is its focus on reliable, very high performance, embeddable software components that support true and consistent implementations of industry standards. DataDirect stays at the forefront of data access through continuous innovations, such as its 'wire protocol' technology that allows applications to talk to databases at the most basic level possible. Innovations like these provide dramatic performance improvements and make life easier for developers," explained Alsop. "Our plan is to reinforce this focus. As part of a larger and financially strong software industry leader, DataDirect will lead the adoption of evolving data access standards, including emerging data formats such as XML."

"This deal is a win all around," said Steve McClure, a research vice president in IDC's Software Research Group. "Progress is getting a very healthy company that dominates an important niche. DataDirect gets the backing of a much larger company. The companies are a great fit together as


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they share the common business model of supplying other software developers with critical technology that makes their jobs easier."

DataDirect Customers to Benefit from PSC's Strength

"Progress Software has built solid, growth-oriented businesses with a reputation for excellent products," said Edward Peters, President and Chief Executive Officer of DataDirect. "By becoming part of PSC, DataDirect can better serve its customers with greater investment in our products, customer support, and expanded market presence, especially internationally. Customers should expect no change in DataDirect's core business focus. We will continue to operate as a separate business offering embeddable data access components for the widest range of data sources and operating systems in the industry, including Linux and all major 64-bit platforms."

"While a portfolio company of Golden Gate Capital, the DataDirect management team in partnership with Golden Gate has strengthened the company's leadership position in the market for heterogeneous, platform independent, database connectivity," said David Dominik, a Managing Director of Golden Gate Capital. "Progress Software's purchase of DataDirect Technologies is a very positive and strategically valuable next step in the evolution of DataDirect's business."

About the Transaction

The acquisition has been unanimously approved by the boards of directors of Progress Software and DataDirect Technologies and is expected to close within 60 days, subject to the usual regulatory approvals. The impact of this acquisition on Progress Software's fiscal 2004 results will depend on the timing of the close.

A conference call for interested investors will be held at 11 A.M. today, and can be accessed via the web by clicking on "Investors & Press" at www.progress.com.

About DataDirect Technologies Limited

DataDirect Technologies is the leading provider of components for connecting software to relational and XML data. Using standards-based technology, DataDirect Technologies' components ensure consistent behavior and performance across diverse environments such as J2EE, .NET, Web and client/server. With the most comprehensive support for ODBC, JDBC, ADO.NET and XML, DataDirect Technologies helps developers bring software to market faster by speeding development, integration and deployment. For more information, please visit www.datadirect.com.

About Golden Gate Capital

Golden Gate Capital (http://www.goldengatecap.com) is a San Francisco-based private equity investment firm with approximately $700 million of capital under management. Golden Gate is dedicated to partnering with world class management teams to invest in change-intensive, growth businesses. They target investments of up to $100 million in situations where there is a demonstrable opportunity to significantly enhance a company's value. The principals of Golden


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Gate have a long and successful history of investing with management partners across a wide rage of industries and transaction types, including leveraged buyouts, recapitalizations, corporate divestitures and spin-offs, build-ups and venture stage investing. For further inquiries about Golden Gate Capital please contact David Dominik at 415-627-1387.

About Progress Software Corporation

Progress Software Corporation (PSC) (Nasdaq: PRGS) supplies industry-leading technologies for all aspects of the development, deployment, integration, and management of business applications. PSC, headquartered in Bedford, MA, operates through the Progress Company, Sonic Software Corporation, and PeerDirect Corporation. PSC can be reached at www.progress.com or +1-781-280-4000.

Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this release about PSC and the acquisition may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the expected benefits and timing of the acquisition. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: an unexpected increase in costs related to the acquisition, unexpected delays involved in the closing of the acquisition, DataDirect's or PSC's inability to satisfy the conditions to closing of the acquisition, the risk that DataDirect's business and technology will not be integrated successfully, the receipt and shipment of new orders, the timely release of enhancements to the combined company's products, the growth rates of certain market segments, the positioning of the combined company's products in those market segments, variations in the demand for customer service and technical support from the combined company, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the combined company's ability to penetrate international markets and manage its international operations. PSC and DataDirect undertake no obligation to update information contained in this release unless required by law. For further information regarding risks and uncertainties associated with PSC and information concerning the acquisition, please refer to PSC's filings with the Securities and Exchange Commission, including PSC's annual report on Form 10-K for the fiscal year ending 2002 and subsequently filed reports.

CONTACT: Progress Software Corp. Candace Clemens, 781-280-4101
cclemens@progress.com or DataDirect Technologies Charles Gold, 301-468-8535 charles.gold@datadirect.com or Coltrin & Associates (for Golden Gate Capital) Joelle A. Kenealey, 650-373-2005 Joelle_Kenealey@coltrin.com SOURCE: Progress Software Corp.